UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 W. Broadway Suite 1450 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report filed by HUMBL, Inc. (“HUMBL”) with the Securities and Exchange Commission on December 19, 2024. HUMBL is filing this Amendment to correct the name of the exchange on which HUMBL is registered. In the original filing, the exchange was listed as OTCQB when the correct exchange is OTC Pink. Except as expressly set forth herein, this Amendment does not amend the Original Report in any way. This Amendment supplements, and should be read in conjunction with, the Original Report, which is refiled below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, HUMBL, Inc. accepted the resignation of Peter Schulte as a member of the HUMBL Board of Directors. There was no disagreement expressed by Mr. Schulte on any matter concerning HUMBL’s operations, policies or practices.

On December 19, 2024, HUMBL appointed Thiago Moura to the HUMBL Board of Directors to fill the vacancy left by Mr. Schulte. Mr. Moura was also appointed as the Chairman of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

Exhibits

104	Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2024	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO